UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2026

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Allbirds, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Washington Street
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(628) 225-4848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on March 29, 2026, the Company and Allbirds IP LLC, a Delaware limited liability company affiliated with American Exchange Group (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Purchaser would (i) acquire the Company’s assets relating to its footwear business, including those related to intellectual property assets (including global trademarks, trade names, copyrights, patents, domain names, social media accounts, customer lists, and related IP), inventory, wherever located, accounts receivable, assigned contracts, including license and franchise agreements, transition assets, prepaid expenses, goodwill and other assets (as defined in the Asset Purchase Agreement, the “Purchased Assets”), and (ii) assume certain liabilities, including those related to accounts payable, certain scheduled current liabilities, and intellectual property transfer costs and expenses, subject to certain exceptions (collectively, the foregoing, the “Asset Sale”).

On June 9, 2026, the Company and the Purchaser consummated the closing of the transactions contemplated by the Asset Sale (the “Closing”).

At the Closing, the aggregate consideration received by the Company in connection with the Asset Sale was $40.7 million in cash (the “Purchase Price”), as adjusted to reflect the purchase price adjustments set forth in the Asset Purchase Agreement and the release of $2.0 million in cash from the Deposit Amount. $3.0 million of the Purchase Price was deposited into an escrow account (the “Escrow Fund”), which Escrow Fund will serve as the primary source of recovery for (i) any negative purchase price adjustment under the Asset Purchase Agreement, and (ii) any inaccuracy in the Surviving Representations (as defined therein) for a period of 60 days following the Closing.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and incorporated herein by reference.

Item 8.01     Other Events.

As previously disclosed, the Company intends to make a distribution, in the form of a special dividend, to stockholders of record of a portion of the proceeds from the Asset Sale (such special dividend, the “Asset Sale Dividend”). The board of directors of the Company has established June 25, 2026, as the record date for the stockholders of the Company entitled to receive the Asset Sale Dividend, with the payment of the Asset Sale Dividend to occur within 60 days of such record date.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the investor relations section of the Allbirds website at www.ir.allbirds.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allbirds, Inc.
Dated: June 15, 2026
	By:	/s/ Joseph Vernachio
Joseph Vernachio
Chief Executive Officer